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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our reports for I Care of Arkansas, Inc. and Affiliate, I Care, Inc. d/b/a I Care Health Services dated April 18, 1996 and to all references to our Firm included in or made part of this registration statement.


                                            BELL & COMPANY, PA


July 29, 1996